UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2013

Nielsen Holdings N.V.

The Nielsen Company B.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-35042 333-142546-29	98-0662038 98-0366864
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street New York, New York 10004 (646) 654-5000	Diemerhof 2 1112 XL Diemen The Netherlands +31 20 398 8777

(Address of principal executive offices)

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously announced, on May 4, 2013, VNU International B.V., a company incorporated under the laws of the Netherlands (“the Seller”) and an indirect subsidiary of Nielsen Holdings N.V. and The Nielsen Company B.V. (collectively, the “Registrants”), and Expo Event Transco Inc., a Delaware corporation (the “Buyer”), an affiliate of Onex Corporation, entered into a Stock Purchase Agreement (the “Purchase Agreement”), which provided that, subject to the satisfaction or waiver of certain conditions set forth in the Purchase Agreement, on the closing date, Seller would sell to Buyer all of the issued and outstanding shares of common stock, par value $0.001 per share, of Nielsen Business Media Holding Company, a Delaware corporation and wholly-owned subsidiary of the Seller (the “Transaction”).

The Transaction closed on June 17, 2013, for a purchase price of $950 million in cash consideration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2013

NIELSEN HOLDINGS N.V. THE NIELSEN COMPANY B.V.

By:	/s/ James W. Cuminale
Name:	James W. Cuminale
Title:	Chief Legal Officer

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